EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C § 1350, as adopted), James A.D. Smith, President, Chief Executive Officer and acting Chief Financial Officer of Genelabs Technologies, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:
     1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.
Dated: March 22, 2007

/s/ James A.D. Smith
James A.D. Smith
President, Chief Executive Officer and acting Chief Financial Officer

*	James A.D. Smith is currently serving as both the principle executive and acting principle financial officer of Genelabs Technologies, Inc. There is no other certifying officer.